UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2017
COWEN GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
599 Lexington Avenue
New York, NY 10022
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (212) 845-7900

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 3, 2017, Cowen Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated as of April 2, 2017, with ConvergEx Group, LLC (“Convergex”), Cowen CV Acquisition LLC, an indirect wholly-owned subsidiary of the Company (the “Purchaser”), ConvergEx Holdings LLC (the “Seller”), and GTCR Convergex Holdings LLC (“GTCR”).
The Purchase Agreement provides that, subject to the satisfaction of conditions of the Purchase Agreement, the Purchaser will purchase from the Seller one hundred percent of the issued and outstanding equity securities (the “Units”) of Convergex from the Seller (the “Acquisition”). Pursuant to the Purchase Agreement, the Purchaser will pay an aggregate purchase price of approximately $116.4 million (the “Purchase Price”), subject to certain adjustments, including in respect of the tangible book value of Convergex at the closing of the Acquisition and transaction expenses of the Seller borne by Convergex. A portion of the Purchase Price will be deposited into escrow as further described below. The portion of the Purchase Price paid to the Seller, and amounts deposited in escrow, at the closing of the Acquisition may be made in a combination of cash and shares of the Company’s Class A Common Stock as determined by the Company in its sole discretion; provided that at least 50% of each such amount will consist of cash. Any shares of the Company’s Class A Common Stock issued in connection with the Acquisition will be valued based on the 30-day volume-weighted average price per share as of a date between five and seven business days prior to the closing of the Acquisition. A portion of the Purchase Price in an amount equal to approximately $17.46 million will be deposited into an escrow account to be available to satisfy claims for indemnification that the Purchaser may have under the Purchase Agreement as well as certain Purchase Price adjustments in excess of $2.0 million. Additionally, a portion of the Purchase Price in an amount equal to $3.0 million will be deposited into an escrow account to be available to satisfy certain other claims for indemnification that the Purchaser may have under the Purchase Agreement. Finally, a portion of the Purchase Price in an amount equal to $2.0 million will be deposited into an escrow account to be available to satisfy any adjustments in the Purchase Price in accordance with the Purchase Agreement.
The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this type regarding, among other things, Convergex’s corporate organization and capitalization, the accuracy of financial statements supplied to the Purchaser, the absence of certain changes or events relating to Convergex since December 31, 2015 and compliance with certain regulatory matters. Similarly, the Seller makes representations and warranties regarding, among other things, its title to the Units. Additionally, the Purchaser makes representations and warranties regarding, among other things, its corporate organization. The Purchase Agreement also contains post-closing indemnification obligations, subject to certain limitations contained therein.
The parties have made certain customary covenants in the Purchase Agreement, including agreeing to use their reasonable best efforts to obtain clearance under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). In addition, the Seller and

Convergex have made certain covenants in the Purchase Agreement, including agreement to cause Convergex to conduct its business in the ordinary course between the execution of the Purchase Agreement and the closing of the Acquisition. Pursuant to the Purchase Agreement, the Company has guaranteed the performance of the Purchaser’s obligations under the Purchaser Agreement.
Each party’s obligation to consummate the Acquisition is subject to various customary closing conditions, including, but not limited to, the expiration or termination of the applicable waiting periods under the HSR Act, customary regulatory approvals and the absence of certain orders issued by courts or other governmental entities preventing the Acquisition. The obligation of the Purchaser to consummate the Acquisition is also subject to the absence of a “Material Adverse Effect” (as defined in the Purchase Agreement) on Convergex.
Each party may terminate the Purchase Agreement if, among other circumstances, (i) there has been a material violation or breach by the other party of any covenant, representation or warranty contained in the Purchase Agreement that has prevented the satisfaction of any condition to the obligations of the terminating party, subject to a 10-day cure period and (ii) the closing of the Acquisition has not occurred by October 2, 2017 or, if certain conditions relating to the HSR Act and other regulatory approvals have not been satisfied or waived as of such date, such date will automatically be extended to January 2, 2018.
The Purchase Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Item 8.01. Other Events

On April 3, 2017, the Company issued a press release announcing the transactions described in Item 1.01.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

2.1	Securities Purchase Agreement, dated as of April 2, 2017, by and among ConvergEx Holdings LLC, ConvergEx Group, LLC, GTCR Convergex Holdings LLC, Cowen CV Acquisition LLC and Cowen Group, Inc.

99.1     Press Release issued by Cowen Group, Inc. on April 3, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Dated: April 6, 2017        By:     /s/ Owen S. Littman
Name:    Owen S. Littman
Title:     General Counsel

EXHIBIT INDEX

Exhibit
No. ____                    Exhibit

2.1	Securities Purchase Agreement, dated as of April 2, 2017, by and among ConvergEx Holdings LLC, ConvergEx Group, LLC, GTCR Convergex Holdings LLC, Cowen CV Acquisition LLC and Cowen Group, Inc.

99.1	Press Release issued by Cowen Group, Inc. on April 3, 2017.

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